UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2018

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2018, Mark Cola, the President and Chief Technology Officer of Sigma Labs, Inc. (“we,” “our,” “us,” or the “Company”), notified us that he will retire from the Company, effective October 10, 2018 (the “Effective Date”), pursuant to Section 10 of his Amended and Restated Employment Agreement, dated as of July 24, 2017 (the “Employment Agreement”). Effective as of the Effective Date, Mr. Cola will be entitled to receive the severance and other benefits described under Section 10 of the Employment Agreement. Mr. Cola’s retirement from the Company is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Effective as of the Effective Date, Mr. Cola will become Chief Technology Officer Emeritus. Mr. Cola and the Company will also enter into a consulting agreement under which he will continue to provide services to the Company on an as needed basis.

Effective on the Effective Date, John Rice, the Company’s current Chairman of the Board and Chief Executive Officer, will be appointed as the Company’s President.

Item 8.01 Other Events.

As previously reported, on August 6, 2018, we received a notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). On September 10, 2018, Nasdaq notified us that we have regained compliance with Nasdaq Listing Rule 5550(a)(2) because Nasdaq determined that for 10 consecutive business days, from August 22, 2018 through September 6, 2018, the closing bid price of the Company’s common stock was at $1.00 per share or greater. Nasdaq’s notice also stated that the matter related to Listing Rule 5550(a)(2) has been closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 14, 2018	SIGMA LABS, INC.

		By:	/s/ John Rice
		Name:	John Rice
		Title:	Chief Executive Officer

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